UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14143 Denver West Blvd Ste. 100, Golden CO          80401
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: 1-800-819-0604
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of MaloneBailey LLP

On July 11, 2022, Alpha Energy, Inc. (the “Registrant” or the “Company”) dismissed MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm.

The report of MaloneBailey on the Company’s financial statements for the fiscal year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report did include an explanatory paragraph relating to a net capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern.

During the period of MaloneBailey’s engagement as the Company’s independent registered public accounting firm through July 11, 2022 (the “Engagement Period”), there were no disagreements as defined in Item 304 of Regulation S-K with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during the Engagement Period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weaknesses described in Item 9A of the Company's Annual Report on Form 10K for the year ended December 31, 2021.

In accordance with Item 304(a)(3) of Regulation S-K, we provided MaloneBailey with a copy of this Report prior to its filing with the SEC and requested MaloneBailey to furnish the Registrant with a letter addressed to the SEC, stating whether or not it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K as the same pertain to MaloneBailey and, if not, stating the respect in which it does not agree. A copy of MaloneBailey’s letter confirming its agreement with the disclosures in this Item 401 is attached as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of BFBorgers CPA PC

On July 11, 2022, the Company engaged BFBorgers CPA PC (“BFB”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our independent registered public accounting firm. During our two most recent fiscal years through December 31, 2021, and the subsequent interim period through July 11, 2022 neither us nor anyone on our behalf consulted BFB regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Section 5 – Corporate Governance and management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 11, 2022, the Board of Directors of the Company ratified the prior appointment of Mr. Jay Leaver to the position of President, and Lacie Kellogg, to the position of Interim Chief Financial Officer of the Company. Ms. Kellogg also serves as a director of the Company.  There is no family relationship between either officer and any of our other officers and directors.  There are no understandings or arrangements between either officer and any other person pursuant to which either was selected as an officer, other than Jay Leaver’s appointment is pursuant to a consulting agreement dated as of June 1, 2020 with Leaverite  Exploration, Inc, dba Leaverite Consulting, which is wholly owned by Mr. Leaver.  20 Shekels, Inc. which is wholly-owned by Marshwiggle, LLC, jointly owned by Mr. Leaver and his spouse, is a minority, non-controlling member of AEI Acquisition, LLC.

Except for the aforementioned arrangements, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Leaver of Ms. Kellogg will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement dated June 1, 2020 by and between Alpha Energy, Inc. and Leaverite Exploration, Inc. *
16.1	Letter from MaloneBailey LLP, dated July 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  Incorporated herewith by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC April 4, 2022.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated: July 20, 2022

ALPHA ENERGY, INC.

/s/ Jay Leaver
Jay Leaver, President